Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SWS Group 401(k) Profit Sharing Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James R. Zimcosky, Plan Administrator, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 27, 2003	/s/ James R. Zimcosky
James R. Zimcosky
Plan Administrator

A signed original of this written statement required by Section 906 has been provided to the administrator of the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.